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                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

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                                  FORM 8-K

                               CURRENT REPORT



                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): August 3, 1999



                          UNITED AUTO GROUP, INC.
           (Exact name of registrant as specified in its charter)



       DELAWARE                    1-12297                  22-3086739
    (State or other        (Commission File Number)        (IRS Employer
    jurisdiction of                                     Identification No.)
    incorporation)


        375 PARK AVENUE, NEW YORK, NEW YORK                     10152
      (Address of principal executive offices)               (Zip Code)


     Registrant's telephone number, including area code: (212) 223-3300


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ITEM 1. CHANGE IN CONTROL OF REGISTRANT
        -------------------------------

     On August 3, 1999, United Auto Group, Inc., a Delaware corporation (the "Company"), International Motor Cars Group I, L.L.C. ("IMCG I") and International Motor Cars Group II, L.L.C. ("IMCG II"), Delaware limited liability companies controlled by Penske Capital Partners, L.L.C. ("PCP", and together with IMCG I and IMCG II, the "Purchaser"), consummated the second step (the "Second Closing") of the transactions contemplated by the Securities Purchase Agreement, dated as of April 12, 1999, by and between the Company and the Purchaser (the "Agreement"). At the Second Closing, the Purchaser acquired (i) 4,175.25496 shares of the Company's Series A Convertible Preferred Stock, par value $0.0001 per share (the "Series A Preferred Stock"), (ii) 396.876 shares of Series B Preferred Stock, par value $0.0001 per share (the "Series B Preferred Stock"), (iii) Warrants to purchase 3,898,665 shares of Voting Common Stock, par value $0.0001 per share (the "Voting Common Stock"), and (iv) 1,101,335 shares of Non-Voting Common Stock, par value $0.0001 per share (the "Non-Voting Common Stock"), from the Company for cash in an aggregate amount equal to $49,449,172.67. In addition, Roger S. Penske, a managing member of PCP, was granted an option to purchase 400,000 shares of Voting Common Stock in connection with his service as Chairman and Chief Executive Officer of the Company, which vest in equal installments over three years and are exercisable at a price of $10.00 per share. On May 3, 1999, IMCG I and IMCG II had acquired an aggregate of 3,727.8696 shares of Series A Preferred Stock for $33,550,827.33 in cash (the "Initial Closing").

     The shares of Series A Preferred Stock and Series B Preferred Stock entitle the Purchaser to dividends at a rate of 6.5% per year, payable in kind for the first two years following the date of issuance, except that IMCG II's dividends will be paid in shares of Series B Preferred Stock. The Series A Preferred Stock is convertible into an aggregate of 7,903,124 shares of Voting Common Stock and the Series B Preferred Stock is convertible into an aggregate of 396,876 shares of Non-Voting Common Stock. The Series B Preferred Stock and the Non-Voting Common Stock may be converted into Series A Preferred Stock and Voting Common Stock, respectively, upon the occurrence of certain events described in the Company's Certificate of Designation of the Series B Preferred Stock and the Third Restated Certificate of Incorporation, which was amended in connection with the Second Closing. The Series A Preferred Stock and Series B Preferred Stock may be converted at an average price of $10.00 per share. Assuming the conversion of all of its Series A Preferred Stock, the exercise of the Warrants to purchase Voting Common Stock and the exercise of the options granted to Roger S. Penske, the Purchaser would beneficially own approximately 36.3% of the outstanding Voting Common Stock as of the date of the Second Closing.

     The Purchaser obtained the funds used to purchase its interest in the Company from capital contributions by its members.

     On the date of the Initial Closing, the Board of Directors of the Company (the "Board of Directors") appointed three designees of the Purchaser, Roger S. Penske, James A. Hislop and Richard J. Peters, to the Board of Directors to fill the vacancies created by the resignations of Jules B. Kroll, Robert H. Nelson and Richard Sinkfield. On August 3, 1999, at the Company's 1999 Annual Meeting of Stockholders (the "Stockholders Meeting"), two additional designees of the Purchaser, Eustace W. Mita and Donald J. Hoffman, were elected as Class I and Class II directors, respectively, to fill the vacancies created by the expansion of the number of Board members, and Roger S. Penske, James A. Hislop and Richard J. Peters were elected as Class III directors to fill the three vacancies created by the expiration at the Stockholders Meeting of the term of the former Class III directors. As a result of the actions taken at the Stockholders Meeting, designees of the Purchaser currently hold five of the Company's nine board seats.

     Pursuant to the Stockholders Agreement (the "Stockholders Agreement"), dated as of May 3, 1999, by and among the Company, the Purchaser, Trace International Holdings, Inc. ("Trace"), AIF II, L.P. and Aeneas Venture Corporation, the parties agreed, subject to certain exceptions provided therein, to use their reasonable best efforts to cause the Board of Directors to consist of nine members for the three year period following the Second Closing, as follows: (i) Roger S. Penske, (ii) four individuals designated by the Purchaser, (iii) one individual designated by Trace and
(iv) three independent directors.

     The Stockholders Agreement contains certain other rights and restrictions relating to the acquisition and disposition of equity securities of the Company and certain other actions by the parties. The Stockholders Agreement is attached as Exhibit 10.20.6 to the Company's Current Report on Form 8-K, dated May 10, 1999, file no. 011-12297, and is incorporated in and made a part of this Form 8-K in its entirety by this reference.

     On the date of the Second Closing, in connection with the Non-Competition and Standstill Agreement, dated as of April 12, 1999, by and between Marshall S. Cogan and the Company (the "Non-Competition and Standstill Agreement"), Marshall S. Cogan was granted a fully vested option to purchase 400,000 shares of Voting Common Stock at an exercise price of $10.00 per share, and received a cash payment of $250,000. The Non-Competition and Standstill Agreement is attached as Exhibit 10.20.5 to the Company's Current Report on Form 8-K, dated May 10, 1999, file no. 011-12297, and is incorporated in and made a part of this Form 8-K in its entirety by this reference.

     Reference is made to the press release of the Company, dated August 3, 1999, which is attached as Exhibit 99.1 hereto and is incorporated in and made a part of this Form 8-K in its entirety by this reference.

     This Current Report contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this Current Report or incorporated herein by reference regarding the Company's financial position and business strategy may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations, include the following: (i) the Company is subject to the influence of various manufacturers whose franchises it holds; (ii) the Company is leveraged and subject to restrictions imposed by the terms of its indebtedness; (iii) the Company's growth depends in large part on the Company's ability to manage expansion, control costs in its operations and consummate and consolidate dealership acquisitions; (iv) many of the Company's franchise agreements impose restrictions on the transferability of the Common Stock; (v) the Company will require substantial additional capital to acquire automobile dealerships and purchase inventory; (vi) unit sales of motor vehicles historically have been cyclical; (vii) the automotive retailing industry is highly competitive; (viii) the automotive retailing industry is a mature industry; (ix) the Company's success depends to a significant extent on key members of its management; (x) the Company's business is seasonal; and (xi) the other important risk factors identified in the Reports and other documents filed by the Company with the Securities and Exchange Commission. In light of the foregoing, readers of this Current Report are cautioned not to place undue reliance on the forward-looking statements contained or incorporated by reference herein.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
        ---------------------------------

        3.1 Certificate of Amendment of Certificate of Incorporation of United Auto Group, Inc., dated August 3, 1999.

        10.1 Stockholders Agreement, dated as of May 3, 1999, by and among AIF II, L.P., Aeneas Venture Corporation, International Motor Cars Group I, L.L.C., International Motor Cars Group II, L.L.C., Trace International Holdings, Inc., and United Auto Group, Inc., incorporated by reference to the Company's Current Report on Form 8-K, dated May 10, 1999, file no. 011-12297.

        10.2 Non-Competition and Standstill Agreement, dated as of April 12, 1999, by and between Marshall S. Cogan and United Auto Group, Inc., incorporated by reference to the Company's Current Report on Form 8-K, dated May 10, 1999, file no. 011-12297.

        10.3 Stock Option Agreement, dated as of August 3, 1999, between United Auto Group, Inc. and Roger S. Penske.

        10.4 Stock Option Agreement, dated as of August 3, 1999, between United Auto Group, Inc. and Marshall S. Cogan.

        99.1 Press Release, dated August 3, 1999, issued by United Auto Group, Inc.


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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 13, 1999



                                    UNITED AUTO GROUP, INC.



                                    By: /s/ Michael A. Duff
                                       ------------------------------------
                                       Name:  Michael A. Duff
                                       Title: Executive Vice President
                                              and General Counsel